Exhibit (p)(40)

Personal Code of Ethics

•  Personal Account Dealing Policy

•  Outside Business Activities Policy

•  Gifts & Entertainment Received Policy

•  Political Activities Policy

•  Policies for Non-Executive Directors and Independent Fund Trustees

Effective Date: March 1, 2018

Version: 2.4

Personal Code of Ethics

Introduction

As an investment adviser, Janus Henderson is entrusted with the assets of our Clients for investment purposes. As a result, both Janus Henderson and you have a fiduciary obligation to place the interests of our Clients before our own. In order to avoid conflicts of interest, we have a duty to conduct personal activities and personal securities transactions in such a manner that we avoid even the appearance of a conflict of interest.

The Personal Code of Ethics (the “Code”) serves as a set of guiding principles to ensure that when we enter into personal transactions and other activities, our Clients are first and foremost in our minds. Complying with the Personal Code of Ethics is a key part of earning and keeping our Clients’ trust. To protect this trust, we hold ourselves to the highest ethical standards.

Janus Henderson created the Code to comply with U.S. federal securities laws, UK Financial Conduct Authority rules, and regulations in the various jurisdictions where Janus Henderson operates. Compliance with the various laws requires adopting and enforcing a written code of ethics and maintaining certain records. The administration and monitoring of our Code is the responsibility of Compliance with oversight by the Ethics & Conflicts Committee1.

It is not possible for the Code to identify every situation involving your personal trading, outside business activities, political activities and gifts and entertainment. The Ethics & Conflicts Committee is charged with the oversight and interpretation of the Code in a manner considered fair and equitable and in all cases placing our Client’s interests first.

Janus Henderson Fund Trustees and Janus Henderson Group Directors must also adhere to applicable portions of the Code. These are outlined in the Trustees’ and Directors’ section of this document.

Our Commitment to Ethical Standards

The Personal Code of Ethics helps ensure that our professional and personal conduct preserves our company’s integrity and reputation. These policies complement the Janus Henderson Corporate Code of Business Conduct and apply to all employees and contractors at Janus Henderson and our affiliates (collectively referred to as “Janus Henderson,” “we,” “our” and “Company”). Portions of these policies may also apply to others including certain members of your family. Our Personal Code of Ethics includes the following policies:

•	Personal Account Dealing (PAD)

•	Outside Business Activities (OBA)

•	Political Activities (PA)

•	Gifts & Entertainment (G&E)

Your Commitment to Ethical Standards

You are required to conduct Janus Henderson’s business with the highest ethical and legal standards. Ethical standards to which we are committed, and for which you are individually accountable, include:

•	Placing the interests of our Clients first.

•	Complying with legal regulations.

•	Acting with the highest degree of ethical standards.

•	Avoiding or, where applicable, disclosing conflicts of interest.

Know the Code

•	Read, attest to and comply with the Code

•	Seek help if you have questions about the Code

•	Failure to comply with the Code may result in disciplinary action, up to and including termination of employment

[1]

Governance committee comprised of senior leaders throughout Janus Henderson Group. The Committee meets quarterly or more often as needed, to review potential violations of the Personal Code of Ethics, our Code of Business Conduct and other related policies.

Personal Account Dealing Policy Effective Date: March 1, 2018 Version: 1.3

Personal Account Dealing Policy

Contents

1	Overview		1

	1.1	Policy Statement	1

	1.2	Key principles	1

	1.3	Scope	2

	1.4	Roles and Responsibilities	2

	1.5	References	2

	1.6	Escalation Requirements	3

2	Definitions		3

3	Policy Requirements		5

	3.1	Disclosure	5

	3.2	Preclearance Requirements for Dealing in Covered Securities	6

	3.3	Restrictions on Dealing in Covered Securities	7

	3.4	Exceptions	8

	3.5	Trading in Reportable Funds	9

	3.6	Trading in Janus Henderson Group plc Securities	10

	3.7	Policy Breaches	10

4	Document Control		11

Appendix I			12

	Covered Securities		12

	Non-Covered Securities		12

Appendix II			13

	Beneficial Ownership Guidelines		13

Personal Account Dealing Policy

1	Overview

1.1	Policy Statement

As a global investment adviser, Janus Henderson is entrusted with the assets of our clients for investment purposes. As a result, Janus Henderson employees have a fiduciary obligation to place the interests of our clients before our own. However, because of the potential conflicts of interest inherent in our business, our industry and Janus Henderson have implemented certain standards and limitations designed to minimise these conflicts and help ensure that we focus on meeting our duties as a fiduciary for our clients. The Personal Account Dealing Policy (the “Policy”) is in place to help manage and mitigate the conflicts of interest that can arise from personal account dealing activities and safeguard our clients’ interests. Please be aware that your ability to liquidate positions may be severely restricted under the Policy, including times of market volatility. Therefore, as a general matter, Janus Henderson discourages personal investments by employees in individual securities and encourages personal investments in managed collective vehicles, such as mutual and exchange traded funds.

1.2	Key principles

You have an obligation to conduct your personal investment activities and related securities transactions lawfully and in a manner that avoids actual or potential conflicts between your own interests and the interests of Janus Henderson and its clients. You must carefully consider the nature of your Janus Henderson responsibilities—and the type of information that you might be deemed to possess in light of any particular securities transaction—before engaging in any investment-related activity or transaction. In addition:

1.	You must take responsibility for ensuring you are aware of the requirements of this Policy.

2.	At all times the interests of clients, in this case Janus Henderson funds and client accounts, take priority over your personal investment interests.

3.	You may not personally benefit by causing a Client to act, or fail to act, in making investment decisions.

4.	You may not engage in fraudulent or manipulative conduct in connection with the trading of securities in a Client account.

5.	You may not profit, or cause others to profit, based on your knowledge of completed or contemplated Client transactions.

6.	You must preclear all of your personal trades and subsequently execute your trades in accordance with stated timeframes.

7.

No dealing is permitted that is in conflict with the interests of our clients, the parameters set by the Policy, the restrictions imposed by Janus Henderson restricted/embargo lists and the close periods applicable to Janus Henderson Group plc shares.

8.	You are discouraged from dealing on the basis of unpublished tips or rumours.

9.	Dealing on the basis of material non-public information is illegal.

10.

You should ensure that personal transactions are in keeping with your financial circumstances. 11. You must adhere to the Policy to mitigate the risk of conflicts of interest and to Treat Customers Fairly (TCF).

12.	You must not mislead the Client by presenting untrue statements of material fact to the Client or by failing to provide a material fact necessary to the Client.

Personal Account Dealing Policy

1.3	Scope

1.3.1	Persons covered by the policy

You are covered by the Policy if you are an employee or contractor of Janus Henderson Group plc and its subsidiaries and affiliates.

You are covered by portions of the Policy if you are:

•	An Independent Trustee of Janus Henderson Mutual Funds and ETFs

•	A Non-Executive (Outside) Director of Janus Henderson Group

1.3.2	Investments covered by the policy

Your investments are subject to the Policy if they meet both of the following criteria:

•

Investments held in brokerage accounts under your Beneficial Ownership: You are the beneficial owner of any account in which you have a direct or indirect financial interest. This generally includes accounts held in your name and the names of:

•	Your spouse or equivalent domestic partner

•	Your minor children

•	A relative sharing your home to whom you provide financial support

•	Trusts for which you are a beneficiary

•

Investments defined as Covered Securities: Covered Securities include stocks, bonds, exchange traded funds (ETFs) and private placements/limited offerings. See Appendix I for a detailed list of Covered and non-Covered Securities.

•	Reportable Funds: Any fund or product in which JHG acts as an investment adviser, sub-adviser or principal underwriter. Click here for a current list of Reportable Funds.

1.4	Roles and Responsibilities

All disclosures, requests and attestations related to the Policy are made in MyComplianceOffice (MCO). In certain non-U.S. countries, local laws or customs may impose requirements in addition to those imposed by the Policy.

The Compliance department, under the direction of the CCO and the Ethics & Conflicts Committee administers this Policy. Compliance trains employees on the Policy, approves employee personal trades in Covered Securities and monitors employee brokerage accounts for potential Policy violations.

The Ethics & Conflicts Committee provides oversight of the Policy by reviewing quarterly account dealing reports for potential conflicts and issuing reprimands and sanctions for Policy violations.

1.5	References

The Policy is designed to ensure compliance with regulatory requirements and rules of international regulators, who have jurisdiction over Janus Henderson’s business, including, but not limited to:

Personal Account Dealing Policy

•

SEC regulations (U.S.): Registered investment advisers are required by Rule 204A-1 under the Investment Advisers Act of 1940, as amended (the “Adviser’s Act), to adopt a code of ethics which, among other things, sets forth the standards of business conduct required of their Access Persons as defined in this Policy. Similarly, each registered investment company and its adviser and principal underwriter must adopt a code of ethics pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (the “PTA Act”).

•

FCA regulations (U.K): In accordance with the FCA COBS 11.7 rules on personal account dealing, a firm that conducts designated investment business must establish, implement and maintain adequate arrangements aimed at preventing employee activities that may give rise to a conflict of interest, or those where a person may have access to inside information (as defined in the Market Abuse Regulation) or to other confidential information relating to clients or client transactions.

1.6	Escalation Requirements

To report violations of this policy, please follow the escalation requirements described in the Janus Henderson Risk Events Policy. You may also anonymously report violations to our independent hotline provider. Although the Company will not retaliate against anyone for making a good faith report, failure to report violations may lead to appropriate disciplinary action.

2	Definitions

Access Person: An Access Person is any employee or contractor who has access to non-public information regarding any Clients’ purchase or sale of securities, or non-public information regarding the portfolio holdings of any Client account. All persons covered by the Policy are deemed Access Persons.

Beneficial Ownership: You are the beneficial owner of any account or securities in which you have a direct or indirect financial interest. This includes accounts held in the name of your spouse or equivalent domestic partner, your minor children, and relatives living with you to whom you provide financial support and can include trusts for which you are a trustee or a beneficiary. See Appendix II for more detailed information on Beneficial Ownership.

CCO: Chief Compliance Officer or his/her designee.

Client: Any investment management client of Janus Henderson including a fund.

Close Period: The time period between the completion of a listed company’s financial results and the announcing of these results to the public.

Covered Securities: Covered Securities are generally all securities, including but not limited to individual stocks and bonds, exchange traded products (ETFs and ETNs), closed-end funds, private placements and limited offerings. See Appendix I for a detailed list of covered and non-covered securities.

Ethics & Conflicts Committee: Governance committee comprised of senior leaders throughout Janus Henderson Group. The Committee meets quarterly or more often as needed, to review potential violations of the Personal Code of Ethics, our Code of Business Conduct and other related policies.

Personal Account Dealing Policy

FCA: Financial Conduct Authority – UK regulator

Investment Person: An Access Person who also makes or participates in making, decisions regarding the trading of securities in any Client account, has access to such decisions or assists in the trade process. Investment Persons generally can include PMs, research analysts, traders, trade operations, compliance, investments, product development and ExCo members.

Janus Henderson Group plc (JHG): Janus Henderson Group plc includes all of its direct and indirect subsidiaries.

MyComplianceOffice (MCO): The monitoring system utilized for all personal compliance disclosures including Personal Account Dealing.

Personal Account Dealing (PAD): The personal transactions in Covered Securities held in accounts under the Beneficial Ownership of persons covered by the Policy.

Reportable Funds: Any fund or product in which JHG acts as an investment adviser, sub-adviser or principal underwriter.

SEC: U.S Securities and Exchange Commission – US regulator

Personal Account Dealing Policy

3	Policy Requirements

3.1	Disclosure

3.1.1	Initial Brokerage Account Disclosures

Within ten calendar days of your start date, you must disclose all brokerage accounts in which you have Beneficial Ownership. Additionally, you must disclose any account which holds or can hold Janus Henderson products (e.g., mutual funds, hedge funds or subadvised products).

You must allow your brokers or financial institutions to provide duplicate confirmations and statements directly to Compliance. If your broker is unwilling or unable to provide duplicate confirmations and statements, you are required to provide them to Compliance.

3.1.2	Initial Holdings Disclosures

Within ten calendar days of your start date, you must disclose all holdings in Covered Securities that are beneficially owned by you. Additionally, you must disclose any holdings in Janus Henderson managed products, including mutual funds, commingled pools, hedge funds or subadvised products. Holdings information must be current as of 45 days prior to your start date.

See Appendix I for a detailed list of Covered and non-Covered Securities.

3.1.3	Ongoing Disclosure Requirements

Accounts: During your tenure with JHG, you must promptly disclose any newly opened accounts that are under your Beneficial Ownership.

Transactions/Holdings: You must deal through your own brokers and must ensure that compliance receives duplicate statements and trade confirmations/contract notes in one of the three ways listed below.

1.

Electronic Feeds – You are encouraged to deal through brokers that provide JHG with trade confirmations and holdings via electronic feed. This provides Compliance with the most timely and accurate PAD information. A list of electronic feed brokers can be found here.

2.

Broker delivery of duplicate confirmations and statements – In jurisdictions where applicable, you should allow for their brokers to provide delivery of duplicate confirmations and statements directly to Compliance. Compliance staff will enter trade details for you if you are utilizing this option.

3.

Employee upload of confirmations and statements – If neither of the above options are possible, you are required to enter your trade details into MCO and upload the trade confirmation/contract notes within 10 business days of executing a precleared trade. Additionally, you will be required to attest to your trades quarterly and upload year-end statements annually.

Personal Account Dealing Policy

3.1.4	Attestation Requirements

Compliance will promptly notify you of any material changes to this Policy and you will be required to attest to the changes. Additionally, you are required to submit the following periodic attestations. You may also be required to complete additional attestations to meet jurisdictional and regulatory requirements.

Annually:

•	PAD Policy Attestation

•	Account Attestation

•	Holdings Attestation

•	JHG Mutual Fund Trades Attestation (Investment Persons)

Quarterly:

•	Quarterly Trades Attestation (for accounts without direct feed or statement delivery to Compliance)

3.1.5	Management Information

It is your responsibility to ensure that the Compliance Department is appropriately notified of all accounts, transactions and holdings you must ensure that transaction, holdings and account data is accurate in MCO, as Personal Account information is subject to internal and regulatory review. You must allow your brokers to provide duplicate confirmations and statements (electronically or via paper) to Janus Henderson or provide it yourself if a broker is unable or unwilling to provide this information.

The Compliance Department will review the documents for personal accounts to ensure that JHG’s policies and procedures are being complied with, and make additional inquiries as necessary. Access to duplicate confirmations and account statements will be restricted to those persons, who are assigned to perform review functions, and all such materials will be kept confidential except as otherwise required by law.

3.2	Preclearance Requirements for Dealing in Covered Securities

The requirements in the Policy are designed to mitigate or eliminate any potential conflict, or appearance of conflict, that may occur between your personal account dealing and Client security dealing. The following requirements apply to your personal dealing in Covered Securities in accounts you beneficially own.

3.2.1	Requesting Preclearance

You and your related parties (your spouse, minor children and other adult family members living in your household) must preclear any trades in Covered Securities via MCO, unless the transaction meets one of the provisions noted in the Excluded Transactions section. Preclearance requests are evaluated for potential conflicts of interest that may deem the trade to not be, or appear to not be, in the best interest of Clients. Generally, most requests are approved or denied immediately but some may take up to 48 hours to evaluate.

Compliance retains the right to refuse you permission to conduct a personal trade without providing a reason for the refusal. No reason for refusal will be given if in the opinion of Compliance the explanation would result in the release of confidential information.

3.2.2	Approval Window

Approvals and denials are communicated from MCO via email. If approved, and you choose to transact, you must place and execute your transaction by the close of business on the day after you receive an approval email from MCO.

Personal Account Dealing Policy

If the day after the date of preclearance approval is a bank holiday or a weekend then you must place and execute the transaction by the close of business on the day you receive approval.

If the transaction is not instructed and executed within the approved timeframe then you must submit a new request to trade in MCO.

3.2.3	Delayed Execution

If your trade has a delayed execution date, e.g. an illiquid or unlisted security, you should request an exception from Compliance.

3.2.4	Preclearance Attestation (Portfolio Managers only)

If you are requesting to personally trade a Covered Security that is an eligible investment for Client Accounts you manage, you must provide your rationale for the trade via an attestation form in MCO.

3.3	Restrictions on Dealing in Covered Securities

3.3.1	Blackout Periods

Generally, you will not be granted preclearance to deal in a Covered Security when there is a pending buy or sell order for a Client in that same security. Additionally:

•	Access Persons will generally not be granted preclearance to trade in a Covered Security within one (1) business day after a Client trade occurs in the same security.

•	Investment Persons will generally not be granted preclearance to trade in a Covered Security within seven (7) calendar days after a Client trade occurs in the same security.

3.3.2	Minimum Holding Periods

Minimum holding periods are applicable for any purchase and subsequent sale, or any sale then subsequent purchase (for short sales), of the same Covered Security (or its equivalent). In respect of derivatives any transaction to close out a derivative position cannot be executed until the end of the holding period. The holding period starts the day after execution of your trade. Calculations are made using the “first-in, first-out” (FIFO) method.

Minimum holding periods for Covered Securities are as follows:

Profile	ETFs/ETNs (Including Janus Henderson ETFs/ETNs)	All other Covered Securities
Access Person	One week (7 calendar days)	Three months (90 calendar days)
Investment Person		Six months (180 calendar days)

Where this restriction would cause undue financial hardship due to your personal circumstances or in periods of extreme market turmoil, you may request an exception to this restriction. This should be seen as an exceptional measure and requires the approval of the CCO or her/his designee and ratified by the Ethics & Conflicts Committee

Holding periods are designed to discourage derivatives trading and securities trading with a high frequency.

Personal Account Dealing Policy

3.3.3	Best Price Rule (Investment Persons only)

In order to eliminate even the appearance of impropriety, if you (1) buy or sell a security within seven days before a Client trade is executed in the same security, and (2) receive a price advantage over the Client’s trade, at the Ethics & Conflicts Committee’s discretion you may be required to surrender the price advantage.

3.3.4	Private Placements and Initial Public Offerings (IPOs)

You must request pre-approval prior to investing in a private placement or limited offering. Requests are submitted in MCO via the Private Placement/Limited Offering form. No employee, or other Access person, shall acquire any security issued in any limited or private offering (please note that hedge funds are sold as limited or private offerings) unless the CCO (or designee) gives express prior written approval and document the basis for granting approval after due inquiry. The CCO, in determining whether approval should be given, will take into account, among other factors, whether the investment opportunity should be reserved for a Client and whether the opportunity is being offered to the individual by virtue of his or her position with JHG. Contact Compliance for assistance with these requests.

You are generally not allowed to participate in IPOs. If you are a FINRA affiliated person, you are prohibited from participating in an IPO. Requests to participate in an IPO will be considered only under limited circumstances and only with prior approval from the CCO, in consultation with the Ethics & Conflict Committee. Please contact Compliance for advice and direction.

3.3.5	Restricted stocks

You may not trade securities of any issuer that are on the JHG Embargoed/Restricted List. Certain securities may have restrictions placed upon them which restrict both personal and Client dealing, typically when Janus Henderson or a part of Janus Henderson is in receipt of material, non-public information. These restrictions will be maintained collectively using the Embargoed/Restricted Lists.

3.4	Exceptions

3.4.1	Excluded Transactions

The following transactions are excluded from the Covered Securities trading restrictions:

•	Transactions involving futures or options in foreign currencies or broad-based indices.

•	Purchases or sales that are not voluntary, which include but are not limited to: tender offers and broker-initiated transactions.

•	Purchases or sales which are part of an automatic investment plan that has been disclosed to Compliance.

•	The acquisition of:

•	securities as a result of a corporate action

•	securities as a result of a gift or inheritance

•	an employer’s securities through an employer retirement plan such as 401(k) plan or stock purchase plan

(Note: The subsequent sale of any securities acquired is subject to all of the trading restrictions of the Personal Trading Policy.)

•	Transfers in-kind of Covered Securities.

Personal Account Dealing Policy

Please refer to Section 3.6.3 for details on Janus Henderson Group plc security transfers.

3.4.2	Discretionary Management by Third Parties

The trading restrictions outlined above do not apply to trades in an investment account or another arrangement over which you have no direct or indirect influence or control (“Discretionary Management”). In order to rely upon this provision you must receive approval from Compliance. To receive approval, you must submit documentation to Compliance demonstrating that all trading in the account is under the sole discretion of your advisor or other designee.

Discretionary accounts still require disclosure in MCO and are subject to preclearance for JHG stock shares and the restriction on the purchase of IPOs.

You are required to inform Compliance immediately if you terminate any approved advisory relationship or make management changes. Additionally, you are required to acknowledge and attest annually that:

1.	You have had no direct or indirect influence or control over the trading decisions in your discretionary account(s).

2.	You did not suggest trades to the manager or in any way direct the manager to make any particular trades in securities for the discretionary account(s).

3.4.3	Share / Investment clubs

If you wish to participate in collective arrangements (e.g. a share or investment club), seek advice and direction from Compliance.

3.4.4	Spread Betting

Spread betting is a speculative transaction that involves taking a bet on the price movement of a security, index or other financial product via a spread betting company. Spread betting on financial products is not permitted and you may not use spread betting accounts to circumvent this Policy. Spread betting on non-financial products, such as sporting events, is not covered by this Policy.

3.5	Trading in Reportable Funds

3.5.1	Janus Henderson Mutual Funds

Janus Henderson serves as the adviser to a variety of open-ended funds. Persons are required to disclose in MCO any accounts where they hold Janus Henderson Funds. Preclearance is not required to deal in Janus Henderson Funds; however a minimum holding period of 90 days is required for all funds with the exception of money market funds.

Additionally:

•	The holding period starts the day after execution of the trade and lasts until the 90th day;

•	The prohibition applies on a ‘first in, first out’ (“FIFO”) basis;

The restriction does not apply to acquisitions or sales of a fund where it is executed without instruction from the employee (e.g. automatic dividend reinvestments, share plan investing etc.).

3.5.2	Janus Henderson Exchange Traded Products

Janus Henderson ETFs/ETNs are treated the same as all other ETFs/ETNs under the Policy. See Sections 3.2 and 3.3.

Personal Account Dealing Policy

3.5.3	Janus Henderson Investment Trusts

The Policy also extends to trading in securities of other Janus Henderson Group plc related entities that are listed on a securities exchange while in the possession of inside information concerning that entity. A person who is a director of an Investment Trust managed by Janus Henderson must also comply with the FCA’s Listing and Disclosure Guidance and Transparency Rules, which prohibits dealings during ‘Closed Periods’.

A list of these Investment Trusts can be found under the link www.hendersontrusts.com and ‘Closed Period’ restrictions will be applied on MCO for all persons.

Fund managers of Investment Trusts managed by Janus Henderson should be aware of the specific regulatory risks associated with personal investing in their trusts and should consult Compliance if they consider that there might be any potential conflict or market conduct risk associated with a proposed PA trade. All preclearance requests for Janus Henderson managed Investment Trusts will be blocked pending checks for risks such as closed periods or involvement or information on buy-back programmes.

3.6	Trading in Janus Henderson Group plc Securities

Janus Henderson Group (JHG) is a publicly traded company and, as an employee or contractor of Janus Henderson, all of your trades in securities issued by JHG are monitored. You may not engage in transactions in JHG securities if they are speculative or short-term in nature. For example, speculative trading includes short sales, transactions in “put” or “call” options or similar derivative transactions. In addition, you may not engage in any hedging or monetization transactions with respect to JHG securities. The Janus Henderson Group Share Trading Policy provides additional guidance on the trading of JHG securities.

3.6.1	Preclearance of Janus Henderson Group plc securities

You must obtain preclearance on MCO for all personal deals in Janus Henderson Group plc securities. This includes in-kind transfers where ownership of the shares changes, as in a charitable gift of shares. Preclearance requests must be submitted via MCO.

You may only request to trade in JHG shares during the Window Period. The Window Period generally opens the day Janus Henderson publicly announces its quarterly earnings and closes at each quarter end. Automatic investment plans, stock awards and grants are exempt from preclearance.

3.6.2	Material non-public information

You may not trade or take up rights, or cause someone else to trade, in Janus Henderson Group plc securities while in the possession of material non-public information.

3.7	Policy Breaches

Failure to adhere to any of the requirements outlined above may result in a breach of the Policy. Breaches are taken very seriously by Janus Henderson Management. Any potential violation of the provisions of the Policy will be investigated by Compliance or, if necessary, the Ethics & Conflicts Committee. If a determination is made that a violation has occurred, a sanction may be imposed. Sanctions may include, but are not limited to, one or more of the following: a warning letter, profit surrender, personal trading ban, and termination of employment or referral to civil or criminal authorities.

Material violations will be reported promptly to the respective boards of trustees/managers of the Reportable Funds or relevant committees of the boards.

Personal Account Dealing Policy

4	Document Control

Policy Owners	Liz Baesman/Keith Farndon

Author	Liz Baesman

Committee Approval	Ethics & Conflicts Committee

Date Last Reviewed	February 2018

Date Due for Next Review	December 2018

Personal Account Dealing Policy

Appendix I

Covered Securities

The following securities (and derivatives thereof) are considered Covered Securities and are therefore subject to this policy:

•	Equities - listed and unlisted shares

•	Fixed Income Instruments

•	Corporate

•	U.S. Guaranteed or of federally sponsored enterprises (FHLMC, FNMA, GNMA, etc.)

•	Municipal

•	Closely Held

•	ADRs, EDRs and GDRs

•	ETFs/ETNs (including Janus Henderson ETFs/ETNs)

•	Closed-End Funds

•	Hedge Funds

•	Private placements and limited offerings

•	Investment Trusts – including Henderson Investment Trusts, REITs

•	Investments above held in wrapped products such as ISAs, SIPPs, EIS, SEIS etc.

Any investment that you are unsure about should be precleared

Non-Covered Securities

The following securities (and derivatives thereof) are considered Non-Covered Securities and are not subject to this policy:

•	Bank and term deposits

•	Bonds and other direct debt instruments issued by the government of the UK, the US or other foreign governments.

•	Premium bonds (UK specific)

•	Derivatives trading (such as futures and options) or direct investment in:

•	physical commodities

•	currencies

•	interest rates

•	broad-based indices

•	Regulated open-ended funds (UCITS, NURS, US Mutual Funds, Australian Managed Investment Schemes etc.) except for Reportable Funds

Whilst the instruments above are exempt from the specific preapproval requirements and investment restrictions set out in this Policy, be aware that any type of trading that could result in a conflict of interest arising is actively discouraged. This includes high levels of trading in Non-Covered securities.

Personal Account Dealing Policy

Appendix II

Beneficial Ownership Guidelines

Definition of Beneficial Ownership

The Policy applies to all accounts and securities beneficially owned by you as well as accounts under your direct or indirect influence or control. Essentially this means that if you have the ability to profit, directly or indirectly, or share in any profit from a transaction, you have Beneficial Ownership. If you are unsure if an account or investment falls under your beneficial ownership, contact Compliance for further guidance.

Practical Application

You live with your parents: If you live in your parents’ house, but do not financially support your parents, your parents’ accounts and securities are not beneficially owned by you and do not require disclosure.

Your parent lives with you: If you provide financial support to your parent, your parent’s accounts and securities are beneficially owned by you and require disclosure.

You have an adult child living in your home: If you provide financial support to your child, your child’s accounts and securities are beneficially owned by you and require disclosure.

You have a college age child: If your child is in college and you still claim the child as a dependent for tax purposes, you are the beneficial owner of their accounts and securities.

Your child has an UGMA/UTMA account: If you (or your spouse) are the custodian for the minor child, the child’s accounts are beneficially owned by you. If someone other than you (or your spouse) is the custodian for your minor child’s account, the account is not beneficially owned by you.

You have a domestic partner or similar co-habitation arrangement: If you contribute to the maintenance of a household and the financial support of a partner, your partner’s accounts and securities are beneficially owned by you and require disclosure.

You have a roommate: Generally, roommates are presumed to be temporary and therefore you have no beneficial ownership in one another’s accounts and securities.

You have power of attorney: If you have been granted power of attorney over an account, you are not the beneficial owner of the account until the time that the power of attorney has been activated.

You are the trustee and/or the beneficiary of a trust: Due to the complexity and variety of trust agreements, these situations require case-by-case review by Compliance.

Outside Business Activities Policy Effective Date: October 1, 2017 Version: 1.1

Outside Business Activities Policy

Contents

1	Overview		1

	1.1	Policy Statement	1

	1.2	Key principles	1

	1.3	Scope	1

	1.4	Roles and Responsibilities	1

	1.5	References	2

	1.6	Escalation Requirements	2

2	Definitions		2

3	Policy Requirements		3

	3.1	Disclosure	3

	3.2	Pre-Approval	3

	3.3	Annual Attestation	4

4	Document Control		4

Outside Business Activities Policy

1	Overview

1.1	Policy Statement

As an Employee of Janus Henderson, you have a fiduciary obligation to place the interests of the Company, our shareholders and our clients before your own in matters related to your employment. This fiduciary duty of loyalty does not end when you leave the office: your ability to act in the best interest of the Company, its shareholders and its clients may be compromised by your personal activities outside of work if those activities give rise to a perceived, actual or potential conflict of interest (“conflict”) or other risk.

In order to ensure that the Company adequately manages any perceived, actual or potential conflicts or other risks that might harm the Company, its shareholders or its clients, you have an obligation to first disclose any proposed Outside Business Activity (OBA) to Compliance via MyComplianceOffice. Compliance will consult with your management as necessary. Second, you must abide by the Company’s determination as to whether participation in the OBA is permissible and, if so, by any conditions it places on your participation in the OBA.

1.2	Key principles

•	All Employees must take responsibility for ensuring they are aware of the requirements of this Policy;

•	Employees’ activities outside of work may present a conflict or other risk that could harm the Company, its shareholders or its clients;

•	At all times the interests of the Company, its shareholders and its clients take priority over the personal activities of Employees with respect to matters related to their employment;

•	All Employees have an obligation to disclose, and seek pre-approval for, any proposed OBAs;

•	All Employees have an obligation to abide by the Company’s decision as to whether to permit an OBA and, if so, any conditions it places on their participation in the OBA;

•	Any OBA that involves a significant amount of time or provides a significant amount of income may present a conflict;

•	Any OBA that is investment-related, including activities on behalf of a non-profit, may present a conflict;

•	Any OBA that involves service on the board of directors of a publicly traded company may present a conflict and will generally not be permitted; and

•

The OBA policy is separate from, and in addition to, other policies at the Company (e.g., the Political Activities Policy and the Conflicts of Interest Policy) which may impose additional restrictions.

1.3	Scope

This policy applies to all Employees.

1.4	Roles and Responsibilities

You are required to disclose any OBAs to Compliance via MyComplianceOffice.

Compliance is responsible for:

1

Outside Business Activities Policy

•	providing training and guidance on the policy to all Employees;

•	monitoring disclosures;

•	approving OBAs that do not present a conflict or other risk;

•	escalating OBAs that do present a conflict or other risk to the Ethics & Conflicts Committee and direct managers, as appropriate; and

•	ensuring that any agreed upon controls for approved OBAs are implemented and monitored.

Direct managers are responsible for:

•	Review of the OBA disclosure when escalated from Compliance

•	Recommendations for approval /denial for OBA disclosures.

The Ethics & Conflicts Committee approves or denies any escalated OBA requests and provides oversight.

1.5	References

Form ADV Part 2B, Item 4 (“Other Business Activities”)

FINRA Rule 3270 (“Outside Business Activities of Registered Persons”)

NYSE Rule 303A. 10 (“Code of Business Conduct and Ethics”)

FCA SYSC 10 (“Conflicts of Interest”)

ASIC Regulatory Guide 181 (“Managing conflicts of interest”)

1.6	Escalation Requirements

To report violations of this policy, please follow the escalation requirements described in the Janus Henderson Risk Events Policy. You may also anonymously report violations to our independent hotline provider. Although the Company will not retaliate against anyone for making a good faith report, failure to report violations may lead to appropriate disciplinary action.

2	Definitions

Employees: All employees and contractors of Janus Henderson Group plc, its subsidiaries and affiliates.

Ethics & Conflicts Committee: Governance committee comprised of senior leaders throughout Janus Henderson Group. The Committee meets quarterly or more often as needed, to review potential violations of the Personal Code of Ethics, our Code of Business Conduct and other related policies.

Janus Henderson or the Company: Janus Henderson Group plc, its affiliates and its subsidiaries.

MyComplianceOffice (MCO): The monitoring system utilized for all personal compliance disclosures including OBAs.

OBA or Outside Business Activity: Any personal activities outside of work subject to the disclosure and pre-approval requirements described in Section 3.

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Outside Business Activities Policy

3	Policy Requirements

3.1	Disclosure

You are required to disclose1,2, and seek pre-approval for, any of the following OBAs:

•	Serving as an employee, independent contractor, sole proprietor, officer, director or partner of a for-profit business;

•	Serving as a director, officer or executive management of a non-profit entity or performing investment-related functions on its behalf; and

•

Engaging in any other outside employment or activity (paid or unpaid) which may give rise to a conflict with the Company, its shareholders or clients, or other risk (e.g. operating a blog which provides financial advice).

For clarity, you are not required to disclose service as a non-director, non-officer, non-executive management employee or volunteer for a non-profit entity, including civic organizations (e.g., your local homeowners or resident association), unless you will be performing investment-related functions on its behalf.

3.2	Pre-Approval

Upon joining the Company, you should submit a request for approval in MCO before continuing any existing Outside Business Activity. Additionally, prior to commencing any new Outside Business Activity, you should submit a request for approval in MCO.

Approval process:

1.

Compliance reviews your request. Compliance approves your OBA if it does not present any actual or potential conflict or other risk. Compliance escalates your request to the Ethics & Conflicts Committee and your direct manager, as appropriate, if the activity presents perceived, actual or potential conflict.

2.	If requested by Compliance, your direct manager reviews your request and provides a recommendation.

3.	The Ethics & Conflicts Committee reviews all requests. It may ratify or revoke any approvals granted by Compliance or your manager. It also approves or denies any requests escalated by Compliance.

In deciding whether to approve the activity, Compliance, your direct manager and/or the Ethics & Conflicts Committee will consider whether the OBA presents any conflict or other risk and, if so, whether that conflict or risk can be effectively mitigated. Your request will not be denied without good cause. Compliance, your direct manager and/or the Ethics & Conflicts Committee may impose any conditions on your participation in the OBA reasonably necessary to manage any conflicts or risks, including but not limited to requiring periodic certifications.

As a general rule, you will not be allowed to serve on the board of directors of any publicly-traded company.

[1]	FINRA obligation: If you are a FINRA licensed person you must also disclose Outside Business Activities through Distribution Compliance
[2]

Hong Kong SFC obligation: If you are a Hong Kong SFC licensed person, please consult with local compliance on the disclosure obligations in relation to outside directorships and other business interests.

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Outside Business Activities Policy

3.3	Annual Attestation

You are required to keep your OBA disclosures current and accurate by promptly notifying Compliance of any relevant changes to your status (e.g., you are now serving on the investment committee) or the entity’s status (e.g., the company has become, or is becoming, publicly-traded). You must attest to the accuracy and completeness of your OBA disclosures in MCO annually.

3.4	Policy Breaches

Failure to adhere to any of the requirements outlined above may result in a breach of this policy. Breaches are taken very seriously by Janus Henderson Management with possible disciplinary procedures being applied including termination of employment.

4	Document Control

Policy Owner	Liz Baesman

Author	Liz Baesman

Committee Approval	Ethics & Conflicts Committee

Date Last Reviewed	October 2017

Date Due for Next Review	December 2018

4

Gifts & Entertainment Received Policy Effective Date: January 3, 2018 Version: 2.0

Gifts & Entertainment Received Policy

Contents

1	Overview		1

	1.1	Policy Statement	1

	1.2	Key principles	1

	1.3	Scope	2

	1.4	Thresholds and Limits	2

	1.5	Roles and Responsibilities	2

	1.6	References	2

	1.7	Escalation Requirements	2

2	Definitions		3

3	Policy Requirements		4

	3.1	Disclosure	4

	3.2	Approval and Exceptions Process	4

	3.3	Attestation	4

	3.4	Policy Breaches	4

4	Document Control		5

	Appendix I: U.S. and North America Requirements		6

	Appendix II: U.K. and Europe Requirements		7

	Appendix III: Pan-Asia Requirements		8

0

Gifts & Entertainment Received Policy

1	Overview

1.1	Policy Statement

The receipt of gifts or entertainment may create the appearance of impropriety or a conflict of interest. In this context, an appearance of impropriety or conflict may occur if the gift or entertainment might reasonably be interpreted as being intended to influence the recipient. For that reason, Janus Henderson has adopted this Gifts and Entertainment Received Policy (the “Policy”). The Policy applies to any Gifts or Entertainment, including Business Meals, received by or offered to an Employee of Janus Henderson from a Business Relationship.

You are required to ensure that your activity does not raise any question of impropriety or impair our duty to act honestly, fairly and professionally in the best interest of our Clients. This Policy provides general principles that apply globally; however, it also recognizes and authorizes regional differences based on local regulations and customs. Those differences are addressed in the Appendices to the Policy. You are responsible for knowing and understanding both the general and more specific policies that apply to your jurisdiction and business area. This Policy should be utilized in conjunction with the Janus Henderson Conflicts of Interest Policy and the Janus Henderson Anti-Bribery and Corruption Policy. Please refer to the Janus Henderson Global Inducements Policy for guidelines on providing/giving gifts and entertainment.

1.2	Key principles

In order for Janus Henderson to identify, and eliminate, mitigate and/or disclose any perceived, actual or potential conflicts of interest, you must disclose and receive approval for certain Gifts or Entertainment received, or intended to be accepted, from a Business Relationship.

You must follow the restrictions that may apply to your jurisdiction and business as set forth in the relevant regional Appendix. Employees located or doing business in the U.K. and Europe are generally limited to receiving only certain minor non-monetary benefits, including hospitality of a reasonable de minimis value, such as food and drink during a business meeting, or a conference, seminar or other training event.

Regardless of your business unit and jurisdiction, you may not:

•

Receive cash, cash equivalents, loans or personal services on behalf of Janus Henderson, even if these fall within the limits outlined in the Appendices. This includes gift cards or certificates if they can be redeemed for cash.

•	Receive special discounts unless they are available to all other Employees (e.g., a discount coupon from a retail store).

•	Receive a Gift or Entertainment if it could be perceived by others as a bribe or consideration for a business favour.

•	Receive a Gift or Entertainment that would be embarrassing to you or Janus Henderson if made public.

•	Request a Gift or Entertainment from a Business Relationship.

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Gifts & Entertainment Received Policy

1.3	Scope

This policy applies to all Employees.

1.4	Thresholds and Limits

The Appendices outline for each jurisdiction:

•	prohibitions,

•	Disclosure Thresholds,

•	Individual Limits,

•	Annual Limits, and

•	other rules or guidelines.

The described thresholds and limits apply to the total, fair market value of the Gift or Entertainment, including meals, drinks, tickets to sporting events, etc. For the avoidance of doubt, fair market value is the greater of the value at which it could be purchased in the open market and the nominal cost to the Business Relationship. Any Annual Limits per provider apply to the combined total of all Entertainment received from the Business Relationship, including Business Meals. All Individual and Annual Limits related to Business Meals are exclusive of tax and gratuity.

1.5	Roles and Responsibilities

Employees disclose Gifts or Entertainment received, adhere to the limits described in the Appendices and obtain any necessary approvals in accordance with the Policy and relevant Appendix. Compliance trains Employees on the policy. Compliance also reviews and approves any exceptions to the Policy in conjunction with direct managers. The Ethics & Conflicts Committee reviews all exceptions to the Policy.

1.6	References

Rules on Gifts and Entertainment exist in all jurisdictions in which Janus Henderson operates. Main examples include:

•	FINRA Rule 3220 sets value limits and recordkeeping requirements for gifts/gratuities received by member firms and associated persons.

•	The Foreign Corrupt Practices Act prohibits the payment or receipt of bribes, including those disguised as gifts, travel, entertainment or meals.

•	The Code of Business Standards prohibits firms and their employees from receiving any gift, entertainment or other inducement that is likely to cause, or be perceived to cause, a conflict of interest.

•	The UK Bribery Act requires firms to ensure that any gift or entertainment received is not intended to promote corrupt or inappropriate behaviour.

1.7	Escalation Requirements

To report violations of this policy, please follow the escalation requirements described in the Janus Henderson Risk Events Policy. You may also anonymously report violations to our independent hotline provider. Although the Company will not retaliate against anyone for making a good faith report, failure to report violations may lead to appropriate disciplinary action.

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Gifts & Entertainment Received Policy

2	Definitions

Annual Limit: The maximum fair market value of Gifts or Entertainment which can be received from a single provider over the course of a year, absent an exception. The Annual Limit is combined for Business Meals and Entertainment.

Business Meals: A meal which the Business Relationship pays for and whose primary purpose is to discuss business. If the meal accompanies a form of Entertainment, it should be disclosed in conjunction with the Entertainment.

Business Relationship: Any person or entity that does or seeks to do business with or on behalf of Janus Henderson or any Client.

Client: Any investment management client of Janus Henderson, including a fund.

Disclosure Threshold: The fair market value above which Gifts or Entertainment are required to be disclosed.

Employees: All employees and contractors of Janus Henderson.

Entertainment: A sporting event, concert, theatre performance, outdoor activity, reception, cocktail party, Business Meal or any other event which the Business Relationship pays for. In order to qualify as Entertainment, the Business Relationship must attend the event with you.

Ethics & Conflicts Committee: Governance committee comprised of senior leaders throughout Janus Henderson. The Committee meets regularly to review potential violations of the Personal Code of Ethics, Code of Business Conduct and other related policies.

Gift: Any item of value that is received from a current or prospective Business Relationship. Entertainment which the Business Relationship pays for, but does not attend, qualifies as a Gift.

Individual Limit: The maximum fair market value of Gifts or Entertainment which can be received from a single provider in connection with a single event, absent an exception.

Janus Henderson: Janus Henderson Group plc, its subsidiaries and affiliates.

MyComplianceOffice (MCO): The monitoring system utilized for all personal compliance disclosures, including Gifts and Entertainment received.

3

Gifts & Entertainment Received Policy

3	Policy Requirements

3.1	Disclosure

You are required to promptly disclose in MyComplianceOffice any Gifts or Entertainment that you receive or wish to accept to the extent they exceed the relevant Disclosure Threshold described in the Appendices.

3.2	Approval and Exceptions Process

Any Gift or Entertainment whose value exceeds the relevant Individual or Annual Limit, or which is otherwise impermissible due to restrictions described in the Appendices constitutes an exception to the Policy. Compliance and your direct manager will generally review and approve or deny any exceptions to the Policy. The receipt of Gifts and Entertainment in excess of the Individual or Annual Limits by the Co-CEOs is subject to review and approval by the Chairman of the Janus Henderson Board. The receipt of Gifts and Entertainment in excess of the Individual or Annual Limits by other members of the Executive Committee is subject to review and approval by the Co-CEOs. In connection with the approval of an exception, the Company may impose additional conditions or restrictions on the receipt of the Gifts or Entertainment, including but not limited to requiring the Employee reimburse the Business Relationship or donate to an appropriate charitable organization the amount by which the fair market value of the Entertainment exceeds the relevant Individual Limit. The Ethics & Conflicts Committee will review all exceptions granted.

Employees may be invited to speak at industry conferences and events. In some situations, the speech or appearance involves travel, lodging, or other customary speaker amenities (travel accommodations). You must promptly disclose such accommodations in MyComplianceOffice and seek Compliance approval to receive such accommodations.

If, after you have received Gifts or Entertainment, you or Compliance determine the value is over the relevant Individual or Annual Limit or is otherwise inappropriate, your direct manager and Compliance will work with you to resolve issue and ensure that you remain compliant with the Policy and local regulations. In the event an Employee receives a Gift over the applicable limit, the Employee will be required to return the Gift or, at the direction of Compliance and the Ethics & Conflicts Committee, (i) pay the fair market value of the Gift and keep it; (ii) donate the Gift to charity; or (iii) destroy the Gift.

3.3	Attestation

Employees are required to attest annually that they have disclosed all Gifts and Entertainment required to be disclosed and that they have not received any Gifts or Entertainment outside of the Policy. Certain members of the investment team are also required to attest monthly to their disclosures.

3.4	Policy Breaches

Failure to adhere to any of the requirements outlined above may result in a breach of this Policy. Breaches are taken very seriously by Janus Henderson. Any potential violation of the provisions of the Policy will be investigated by Compliance and, if necessary, the Ethics & Conflicts Committee. If a determination is made that a violation has occurred, the Ethics & Conflicts Committee may impose an appropriate sanction in its discretion, up to and including termination of employment.

4

Gifts & Entertainment Received Policy

4	Document Control

Policy Owner	Liz Baesman/Keith Farndon

Author	Liz Baesman

Committee Approval	N/A

Date Last Reviewed	December 2017

Date Due for Next Review	December 2018

5

Gifts & Entertainment Received Policy

Appendix I: U.S. and North America Requirements

Limits and Thresholds

Category	Disclosure Threshold	Individual Limit (per event)	Annual Limit (per provider)
Gifts	$50	$100	$100

Business Meals	$50	$300*	$1500 (combined)
Entertainment	$50	$300*

Prohibitions

You may not receive any Entertainment that constitutes an “extraordinary” event, such as the Super Bowl, World Series, College Football Playoff Semi-Final and Championship games, NBA Finals, NHL Finals, etc.

Additional Restrictions for Traders and Trade Operations

Employees in Trading and Trade Operations may only accept Entertainment in the form of reasonable Business Meals. Participation in other Entertainment is allowed with permission from the applicable Head of Trading. The Employee’s portion of the event must be paid for by the Employee or treated as a company expense and must be documented in MyComplianceOffice with proof supporting the expense or the reimbursement to the provider.

*	If the provider has invited you and a guest, the limit is doubled.

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Gifts & Entertainment Received Policy

Appendix II: U.K. and Europe Requirements

Limits and Thresholds

The FCA has prohibited the receipt of anything other than “acceptable minor non-monetary benefits” in connection with the provision of an investment service or an ancillary service. Therefore, Employees in the UK and Europe may receive Gifts or Entertainment that do not qualify as acceptable minor non-monetary benefits only if the Gift or Entertainment is unrelated to the provision of an investment service or an ancillary service. In making this determination, Compliance will evaluate all relevant factors, including the Employee’s position, the nature of the Gifts or Entertainment and the nature of the Business Relationship. By way of example, a Gift or Entertainment, such as invitations to a sporting or social event, provided by a software vendor to a member of the Finance team would likely not be related to the provision of an investment service or an ancillary service. For any Gift or Entertainment that is determined to be unrelated to the provision of an investment service or an ancillary service, the limits and thresholds described below apply. For other Gifts or Entertainment, the stricter limits and thresholds outlined in the “Additional Restrictions” section apply. Regardless of how a Gift or Entertainment is categorized, the approver must consider the appropriateness of the receipt of the Gift or Entertainment by the Employee when reviewing for approval.

Category	Disclosure Threshold	Individual Limit (per event)	Annual Limit (per provider)
Gifts	£10	£75	£75

Business Meals	£10	£225	£1125 (combined)
Entertainment	£10	£225

Additional Restrictions for Front Office and Distribution Employees

The FCA has prohibited the receipt of anything other than “acceptable minor non-monetary benefits” in connection with the provision of an investment service or an ancillary service. Therefore, Employees in the Front Office and Distribution functions may only receive acceptable minor non-monetary benefits. Acceptable minor non-monetary benefits are those which are (i) capable of enhancing the quality of service provided to the Client; (ii) of a scale and nature that they could not be judged to impair Janus Henderson’s compliance with its duty to act honestly, fairly and professionally in the best interests of the Client; and (iii) reasonable, proportionate and of a scale that is unlikely to influence Janus Henderson’s behaviour in any way that is detrimental to the interests of the relevant Client. For purposes of this Policy, this is limited to participation in conferences, seminars and other training events on the benefits and features of a specific financial instrument or an investment service, and hospitality of a reasonable de minimis value, such as food and drink during a business meeting, or a conference, seminar or other training event. The following limits and thresholds apply.

Category	Disclosure Threshold	Individual Limit (per event)	Annual Limit (per provider)
Gifts		Not permitted

Business Meals	£10	£75	£750

Entertainment		Not permitted

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Gifts & Entertainment Received Policy

Appendix III: Pan-Asia Requirements

Limits and Thresholds

Category	Disclosure Threshold	Individual Limit (per event)	Annual Limit (per provider)
Australia

Gifts	AUD 50	AUD 200	AUD 200

Business Meals	AUD 100	AUD 250	AUD 1,250 (combined)
Entertainment	AUD 50	AUD 250

Hong Kong & PRC†

Gifts	HKD 300	HKD 1,000	HKD 1,000

Business Meals	HKD 600	HKD 1,500	HKD 7,500 (combined)
Entertainment	HKD 300	HKD 1,500

Taiwan

Gifts	TWD 1,200	TWD 3,000‡	TWD 3,000

Business Meals	TWD 2,400	TWD 6,000	TWD 30,000 (combined)
Entertainment	TWD 1,200	TWD 6,000

Japan

Gifts	JPY 4,000	JPY 15,000	JPY 15,000

Business Meals	JPY 8,000	JPY 20,000	JPY 100,000 (combined)
Entertainment	JPY 4,000	JPY 20,000

Singapore

Gifts	SGD 50	SGD 200	SGD 200

Business Meals	SGD 100	SGD 250	SGD 1,250 (combined)
Entertainment	SGD 50	SGD 250

Prohibitions

Gifts of travel or accommodation cannot be accepted.

Additional Restrictions for Traders and Trade Operations

Employees in Trading and Trade Operations may only accept Entertainment in the form of reasonable Business Meals. Participation in other Entertainment is allowed with permission from the applicable Head of Trading. The Employee’s portion of the event must be paid for by the Employee or treated as a company expense and must be documented in MyComplianceOffice with proof supporting the expense or the reimbursement to the provider.

†	For PRC, the amount is RMB equivalent.
‡	For Taiwan, this limit applies to any Gifts received for festivals / custom convention purpose (SITCA rule). Limit applies on a case-by-case basis for each Client.

8

Political Activities Policy Effective Date: October 1, 2017 Version: 1.1

Political Activities Policy

Contents

1	Overview		1

	1.1	Policy Statement	1

	1.2	Key principles	1

	1.3	Scope	1

	1.4	Roles and Responsibilities	2

	1.5	References	2

	1.6	Escalation Requirements	2

2	Definitions		2

3	Policy Requirements		3

	3.1	Identification of Covered Associates	3

	3.2	Pre-Approval	3

	3.3	Policy Breaches	3

4	Document Control		4

Political Activities Policy

1	Overview

1.1	Policy Statement

We recognize that, as active members of the community and involved citizens, our directors, officers and employees may participate from time to time in political activities that may include contributions to political candidates. Although we encourage civic and community involvement by our directors, officers and employees, we seek to avoid any situation that could curtail our current or prospective business opportunities, raises a potential or actual conflict of interest or creates an appearance of impropriety.

This Political Activities Policy (the “Policy”) addresses Rule 206(4)-5 (the “Rule”) of the Investment Advisers Act of 1940, as amended and related recordkeeping rules regarding political activity by investment advisers and their employees who do business with government entities and the use of placement agents. Many states and local municipalities also have their own legislative and regulatory requirements regarding political activity by investment advisers who conduct business with entities under their control. This Policy is designed to address the Rule and these specific jurisdictional regulations (refer to Political Activities Policy Background for more information).

1.2	Key principles

The Rule is intended to remove the connection between political contributions to state and local officials who may have influence over awarding government and public pension investment advisory business (i.e., “pay-to-play” practices):

•	The following individuals must request pre-approval for any political Contributions and Activities:

•	All Janus Henderson employees

•	All family members (i.e., a spouse, domestic partner or minor children) of Janus Henderson officers

•	All employees must ensure they are aware of the requirements of this Policy;

•	At all times the interests of clients, in this case Janus Henderson funds and client accounts, take priority over the personal political interests of employees;

•	Only Covered Associates are allowed to “solicit” investment advisory services from Government Entities;

•	No employee may, directly or indirectly, use a third-party to solicit investment advisory services without pre-approval from Compliance; and

•	Employees are prohibited from performing any act which would result in a violation of this Policy whether directly or through or by any other person or means.

1.3	Scope

This Policy applies to Janus Henderson Group plc (“Janus Henderson”), its subsidiaries and affiliates, and their employees.

1

Political Activities Policy

1.4	Roles and Responsibilities

Employees are required to request pre-approval for all Political Contributions and Activities via MyComplianceOffice.

Compliance, and Legal as necessary, will review all political activities pre-clearance requests and “Candidate Political Activities Disclosure Details” for potential employees before they are hired.

The Ethics & Conflicts Committee provides oversight of the policy by approving certain requests, reviewing quarterly political contribution and activity reports for potential conflicts and issuing reprimands for policy violations.

1.5	References

External References:

•	Final Rule: SEC Rule 206(4)-5

•	Recordkeeping Requirements: SEC Rule 204-2

Internal References:

•	Anti-Bribery and Corruption Policy

1.6	Escalation Requirements

To report violations of this policy, please follow the escalation requirements described in the Janus Henderson Risk Events Policy. You may also anonymously report violations to our independent hotline provider. Although the Company will not retaliate against anyone for making a good faith report, failure to report violations may lead to appropriate disciplinary action.

2	Definitions

Activity: Any activity that directly or indirectly supports a candidate’s campaign for office.

Adviser: Janus Henderson Group plc and its subsidiaries and affiliates.

Contribution: any gift, subscription, loan, advance, or deposit of money or anything of value for: (i) the purpose of influencing any election for federal, state or local office; (ii) the payment of debt incurred in connection with any such election; or (iii) transition or inaugural expenses incurred by the successful candidate for state or local office.

Covered Associate: Employees who are identified by Compliance based upon requirements of the rule including, but not limited to, members of sales teams, Compliance, Legal, Investments, Marketing, the Executive Committee and certain department heads.

2

Political Activities Policy

Government Entity: any U.S. state or local government; any agency, authority or instrumentality of a state or local government; any pool of assets sponsored by a state or local government (such as a defined benefit pension plan, separate account or general fund); and any participant-directed government plan (such as 529, 403(b), or 457 plans).

MyComplianceOffice (MCO): The monitoring system utilized for all personal compliance disclosures including Political Activity Requests.

3	Policy Requirements

3.1	Identification of Covered Associates

Compliance will notify individual employees of his or her status as a Covered Associate and will maintain and update these lists as necessary. Individuals may not solicit investment advisory services to Government Entities, or be promoted, transferred, or otherwise hold a Covered Associate position, unless they have been pre-approved by Compliance.

Compliance will work with Human Resources to screen potential hires and internal transfers who may be entering or exiting Covered Associate status to ascertain if their political contributions have or have not exceeded the applicable de minimis limits prescribed by the Rule or any state, local or contractual limitation.

3.2	Pre-Approval

Employees should submit all requests for pre-approval to Compliance via MCO. Compliance, and Legal as necessary, will review all requests to determine whether they are permissible based on the requirements of this Policy as well as applicable federal, state and local restrictions in accordance with the Political Activities Procedures. In general, employees may make Contributions of $150 to a candidate per election, subject to Compliance approval If employees are unsure if a Contribution or Activity would comply with this Policy and federal, state or local requirements or require pre-approval, please consult with the Compliance or Legal Department.

All officers must also obtain written approval from Compliance before a family member (i.e., a spouse, domestic partner or minor children) makes a Contribution or engages in any political activity.

3.3	Policy Breaches

Failure to adhere to any of the requirements outlined above may result in a breach of this policy. Breaches are taken very seriously by Janus Henderson Management with possible disciplinary procedures being applied including termination of employment.

3

Political Activities Policy

4	Document Control

Policy Owner	Paul Seyler

Author	Paul Seyler

Committee Approval	Ethics & Conflicts Committee

Date Last Reviewed	July 2017

Date Due for Next Review	July 2018

4

Personal Code of Ethics • Non-Executive Directors • Independent Fund Trustees Effective Date: August 1, 2017 Version: 1.0

Personal Code of Ethics

Personal Code of Ethics – Non-Executive (Outside) Directors

The following rules apply to the Non-Executive (Outside) Directors of Janus Henderson Group.

Personal Account Dealing Requirements

Janus Henderson Mutual Funds – Ninety Day Rule

Trading in and out of Janus Henderson Funds within 90 days is discouraged. If you do, then you must surrender any profits resulting from the purchase and subsequent sale, or sale and subsequent purchase. The Ninety Day Rule does not apply to systematic transactions such as payroll deduction, automatic monthly investments, or 401(k) contributions. However, it does apply to all other non-systematic transactions including periodic rebalancing. Profit calculations are determined by the First-in, First-out (FIFO) method.

Trading in JHG Securities

Insider trading laws prohibit the trading of securities based on your knowledge of material, non-public information. Since you routinely have access to material, non-public information regarding JHG, you are deemed an Insider and a Restricted Person and are subject to the policies outlined below.

As a Director of JHG:

1.	You are required to preclear any JHG transactions;

2.	You are prohibited from engaging in short sales of JHG; and

3.	You are not allowed to pledge your JHG stock shares.

Our Policy prohibits short term trading in JHG and JHG transactions that are speculative in nature. Speculative trading is characterized by short sales, transactions in “put” or “call” options or similar derivative transactions. Janus Henderson allows you to trade in JHG shares only during the Window Period. The Window Period generally opens the day Janus Henderson publicly announces its quarterly earnings and closes at each quarter end. Unless you have received permission from Compliance, you may not trade JHG outside the Window Period. Non-discretionary transactions in JHG securities do not require preclearance (e.g., the grant of JHG as part of a compensation or benefit plan).

1

Personal Code of Ethics

Personal Code of Ethics – Independent Fund Trustees

The following provisions apply to the Independent Trustees of the Janus Investment Fund (JIF), the Janus Aspen Series (JAS), and the Janus Detroit and Clayton Street Trusts. Interested Trustees are subject to all provisions of the Policy.

Personal Account Dealing Requirements

Disclosure Requirements

As an Independent Trustee, you must disclose to Compliance any new and existing accounts in which you have beneficial ownership through which shares of Janus Henderson Products are held. You must complete the disclosures and certify annually thereafter. In addition, you must allow your brokers or financial institutions to provide duplicate account statements to Compliance.

Trades in Covered Securities

You must refrain from trading in a Covered Security when you have knowledge of Janus Henderson trading recommendations for that security. Additionally, you must certify annually that you adhered to this requirement.

Janus Henderson Mutual Funds – Ninety Day Rule for Trustees of JIF/JAS

Trading in and out of Janus Henderson Funds within 90 days is discouraged. If you do, then you must surrender any profits resulting from the purchase and subsequent sale, or sale and subsequent purchase. The Ninety Day Rule does not apply to systematic transactions such as payroll deduction, automatic monthly investments, or 401(k) contributions. However, it does apply to all other non-systematic transactions including periodic rebalancing. Profit calculations are determined by the First-in, First-out (FIFO) method.

JHG Securities

Independent Trustees are prohibited from owning Janus Henderson Group (JHG) securities.

Communications with the Investment Team

Janus Henderson provides regular information about investment activities in board meetings, meetings of the Trustees’ Investment Oversight Committee where portfolio managers meet and present to the Trustees, on the Trustee website, and ongoing communications between Janus Henderson and the Trustees. In addition, Janus Henderson personnel respond to inquiries from Trustees, particularly as they relate to general strategy considerations or economic or market conditions affecting the Funds. The mutual funds holdings disclosure policy specifically provides that, for legitimate business purposes, the Trustees may receive non-public portfolio holdings. With regard to specific holdings, however, Janus Henderson typically does not communicate specific trading or holdings information to Trustees except as set forth above and in accordance with the policy. Any pattern of repeated requests for specific trading information not in accordance with the mutual funds holdings disclosure policy will be reported to the Chief Compliance Officer.

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Personal Code of Ethics

Gifts and Entertainment Policy for Trustees

Gifts

As an Independent Trustee, you are prohibited from soliciting gifts or entertainment from Janus Henderson. You may not receive more than $100 in gifts in a calendar year from Janus Henderson. Gifts are things of value received where there was no direct meeting with Janus Henderson.

Entertainment

You may attend Janus Henderson hosted events, (such as occasional meals, sporting events, theatre/Broadway shows, golf outings, an invitation to a reception or cocktail party or comparable entertainment where Janus Henderson personnel are in attendance). The maximum per outing is a $300 value and, if applicable, a $600 value for you and your guest. The limits apply to the total market value cost (not face value) of the outing, including meals, travel (airfare/ hotels/ cars), sporting events, limo rides, etc. The aggregate value of all such benefits may not exceed $1,500 per calendar year. These limitations do not apply to meals served in conjunction with board meetings.

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